Exhibit 10.4

EXECUTION VERSION

SUBSIDIARY GUARANTEE

This SUBSIDIARY GUARANTEE (this “Guarantee”) is made as of December 6, 2024, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of the Investor (as defined below) under the Securities Purchase Agreement (as defined below) and the Agent (as defined below) (including their respective successors, transferees and assigns, collectively, “Creditors”, each individually, a “Creditor”).

RECITALS:

WHEREAS, New Era Helium Inc., a Nevada corporation (the “Company”), has agreed to issue to the Investor senior secured convertible notes in an aggregate original principal amount of up to $10,000,000 (together with any notes issued in replacement or substitution therefor or for such initial senior secured convertible notes, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Notes”) under that certain Equity Purchase Facility Agreement, dated as of December 6, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Company and the Investor from time to time party thereto as buyers (the “Investor”); all capitalized terms used and not defined in this Guarantee shall have the meaning given to such terms in the Purchase Agreement;

WHEREAS, pursuant to the Purchase Agreement, the Company and the Guarantors have entered into certain other Transaction Documents and this Guarantee is one of the Transaction Documents described in the Purchase Agreement;

WHEREAS, in connection with the Purchase Agreement and the transactions contemplated thereby, the Company and each Guarantor have granted a first priority perfected security interest in all of their existing and future assets to in its capacity as collateral agent for the Investor (in such capacity, the “Agent”) for the benefit of the Secured Parties (as defined in the Security Agreement (defined below)) pursuant to that certain Security Agreement, dated as of even date herewith (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Company and each Guarantor, as Grantors (as defined therein) to Agent for the benefit of the Secured Parties (as defined therein);

WHEREAS, each Guarantor will directly benefit from the sale of the Notes to the Investor pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of the Investor under the Purchase Agreement and the Notes that this Guarantee be duly executed and delivered.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to the Creditors to purchase the Notes from the Company, the Guarantors hereby guarantee to the Creditors the prompt and full payment and performance of the Guaranteed Obligations (defined below) of the Company, this Guarantee being upon the following terms and conditions:

1.                  Guaranteed Obligations of the Company. Each Guarantor hereby agrees that it is jointly and severally liable for, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Creditors, the punctual payment when due, and not merely the collectability thereof, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of the Guaranteed Obligations of the Company. As used herein, the term “Guaranteed Obligations of the Company” means all debts, obligations or liabilities now or hereafter existing, other than contingent indemnification obligations, of the Company owed to the Creditors under the Purchase Agreement, the Notes and the other Transaction Documents (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

2.                  Certain Agreements and Waivers by Guarantors.

(a)                Notwithstanding anything in the Purchase Agreement or the Notes to the contrary, the Guarantors hereby agree that “Events of Default” hereunder shall mean any Event of Default (as defined in the Notes).

(b)               Upon the occurrence of any Event of Default hereunder, the Guaranteed Obligations of the Company, for purposes of this Guarantee, shall be deemed immediately due and payable (x) with respect to any Event of Default due to bankruptcy or insolvency pursuant to Section (2)(a)(ii) of the Notes, automatically, and (y) with respect to any other Event of Default, at the election of the Agent or the Required Holders. Guarantors shall, on demand, pay the Guaranteed Obligations of the Company to the Creditors. It shall not be necessary for Agent, in order to enforce such payment, first to (i) institute suit or pursue or exhaust any rights or remedies against Company or others liable for the Obligations (as defined below) pursuant to the Transaction Documents (together with all interest accrued and unpaid thereon and all other sums due to Creditors in respect of such Obligations, the “Debt”), (ii) enforce any rights against any security that shall ever have been given to secure the Debt, (iii) join Company or any others liable for the payment or performance of the Guaranteed Obligations of the Company or any part thereof in any action to enforce this Guarantee and/or (iv) resort to any other means of obtaining payment or performance of the Guaranteed Obligations of the Company. As used herein, the term “Obligations” shall mean all of the obligations (including, without limitation, Obligations (as defined in the Security Agreement) of each of the Company, the Guarantors and each of their subsidiaries that is or may become a party to any Transaction Document, now or hereafter existing under the Transaction Documents (whether for principal, interest, fees, expenses, indemnification or otherwise).

(c)               In the event any payment by Company or any other Person to any Creditor is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason any Creditor is required to refund such payment or pay the amount thereof to any other party, such payment by Company or any other party to any such Creditor, as applicable, shall not constitute a release of Guarantors from any liability hereunder and this Guarantee shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Creditors of this Guarantee or of Guarantors), as the case may be, with respect to, and this Guarantee shall apply to, any and all amounts so refunded by such Creditor, as applicable, or paid by Creditor, as applicable, to another Person (which amounts shall constitute part of the Guaranteed Obligations of the Company), and any interest paid by any Creditor and any attorneys’ fees, costs and expenses paid or incurred by any Creditor in connection with any such event. If acceleration of the time for payment of any amount payable by Company under any Transaction Document is stayed or delayed by any law or tribunal, any amounts due and payable hereunder shall nonetheless be payable by Guarantors on demand by the Creditors.

3.                  Subordination. If, for any reason whatsoever, the Company is now or hereafter becomes indebted to any Guarantor:

(a)                such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of the Company securing same shall, at all times, be subordinate in all respects to the Guaranteed Obligations of the Company and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations of the Company; and

(b)                upon the occurrence and during the continuance of any Event of Default, such Guarantor shall not be permitted to enforce or receive payment, directly or indirectly, of any such indebtedness of the Company to such Guarantor until the Guaranteed Obligations of the Company have been fully and finally paid and performed.

4.                  Other Liability of Guarantors or Company. If any Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Company to Creditors other than under this Guarantee, such liability shall not be in any manner impaired or affected hereby, and the rights of Creditors hereunder shall be cumulative of any and all other rights that Creditors may have against such Guarantor.

5.                  Assignment. This Guarantee is for the benefit of Creditors and their respective successors and assigns, and in the event of an assignment of the Guaranteed Obligations of the Company, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations of the Company so assigned, may be transferred with such Guaranteed Obligations of the Company. Each Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations of the Company, or any part thereof, and agrees that failure to give notice will not affect the liabilities of such Guarantor hereunder.

6.                  Binding Effect. This Guarantee is binding not only on Guarantors, but also on each of the Guarantors’ respective successors and assigns. Without limitation of any other term, provision or waiver contained herein, each Guarantor hereby acknowledges and agrees that it has been furnished true, complete and correct copies of the Transaction Documents and has reviewed the terms and provisions thereof (including, without limitation, the Guaranteed Obligations of the Company).

7.                  Nature of Guarantee. Each Guarantor hereby acknowledges and agrees that (a) this Guarantee is a guaranty of payment and not only of collection and that each Guarantor is liable hereunder as a primary obligor and not merely as surety, (b) this Guarantee shall only be deemed discharged after the payment in full of the Guaranteed Obligations of the Company, (c) this Guarantee shall not be reduced, released, discharged, satisfied or otherwise impacted in connection with (i) any act or occurrence that might, but for the provisions hereof, be deemed a legal or equitable reduction, satisfaction, discharge or release and/or (ii) Creditors’ enforcement of remedies under the Transaction Documents, (d) this Guarantee shall survive the foregoing and shall not merge with any resulting foreclosure deed, deed in lieu or similar instrument (if any) and (e) the Guaranteed Obligations of the Company may be increased, extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee hereunder notwithstanding any such increase, extension or renewal.

8.                  Governing Law. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state without regards to the conflicts of laws principles thereof other than mandatory provisions of law.

9.                  Invalidity of Certain Provisions. If any provision of this Guarantee or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guarantee nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guarantee, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable legal requirements.

10.              Attorneys’ Fees, Costs and Expenses of Collection. Each Guarantor shall pay on demand all attorneys’ fees, costs and expenses and all other costs and expenses incurred by Creditors in the enforcement of or preservation of Creditors’ rights under this Guarantee including, without limitation, all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guarantee against any other Guarantor, if there be more than one. Each Guarantor’s obligations and liabilities under this Section 10 shall survive any payment or discharge in full of the Guaranteed Obligations of the Company.

11.                Payments. All sums payable under this Guarantee shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

12.                Controlling Agreement. It is not the intention of Creditors or Guarantors to obligate Guarantors to pay interest in excess of that lawfully permitted to be paid by Guarantors under applicable legal requirements. Should it be determined that any portion of the Guaranteed Obligations of the Company or any other amount payable by any Guarantor under this Guarantee constitutes interest in excess of the maximum amount of interest that such Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable legal requirements, the obligation of such Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable legal requirements.

13.                Notices. All notices, communications or deliveries provided for hereunder must be in writing and will be deemed to have been duly given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email prior to 5:30 p.m. (New York City time) on any Business Day; (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day; (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given, addressed as follows:

if to any Guarantor:	at the applicable address set forth on Schedule 1 hereto

with a copy to:	New Era Helium Inc. 4501 Santa Rosa Drive Midland, TX 79707 Attention: Will Gray II, Chief Executive Officer Email: will@newerahelium.com

if to Agent:	as set forth in the Security Agreement

if to any Buyer	as set forth in the Purchase Agreement or as to the Guarantors or the Creditors, at such other address as shall be designated by such party in a written notice to the other parties delivered in accordance with this Section 13.

14.              Cumulative Rights. The exercise by Creditors of any right or remedy hereunder or under any other Transaction Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Creditors shall have all rights, remedies and recourses afforded to Creditors by reason of this Guarantee or any other Transaction Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against each Guarantor or others obligated for the Guaranteed Obligations of the Company, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of Creditors, as applicable, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantors that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of any Guarantor or of any breach of any of the provisions of this Guarantee or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Creditors shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on any Guarantor in any case shall of itself entitle any Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guarantee or any right, remedy or recourse of Creditors with respect hereto, or any default or breach, can be waived, nor can this Guarantee or any Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guarantee) executed, and delivered to Guarantors, by Creditors.

15.              Subrogation. Notwithstanding anything to the contrary contained herein, (a) Guarantors shall not have any right of subrogation in or under any of the Transaction Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Guaranteed Obligations of the Company, until the Guaranteed Obligations of the Company have been fully and finally paid, and (b) if any Guarantor is or becomes an “insider” (as defined in Section 101 of the Bankruptcy Code) with respect to the Company, then such Guarantor hereby irrevocably and absolutely waives any and all rights of contribution, indemnification, reimbursement or any similar rights against the Company with respect to this Guarantee (including any right of subrogation, except to the extent of collateral held by Agent), whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that neither Guarantor shall be deemed to be a “creditor” (as defined in Section 101 of the Bankruptcy Code) of the Company by reason of the existence of this Guarantee in the event that the Company or any Guarantor becomes a debtor in any proceeding under the Bankruptcy Code. This waiver is given to induce Creditors to purchase the Notes.

16.              Further Assurances. Each Guarantor at such Guarantor’s expense will promptly execute and deliver to any Creditor upon such Creditor’s reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of such Guarantor under this Guarantee.

17.              No Fiduciary Relationship. The relationship between Creditors, respectively, and Guarantors, is solely that of lender and guarantor. No Creditor has a fiduciary or other special relationship with or duty to Guarantors and none are created hereby or may be inferred from any course of dealing or act or omission of any Creditor.

18.              Interpretation. If this Guarantee is signed by more than one Person as “Guarantor”, then the term “Guarantor” as used in this Guarantee shall refer to all such Persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guarantee are made by and shall be binding upon each and every such undersigned Person, jointly and severally and Creditors may pursue any Guarantor hereunder without being required (i) to pursue any other Guarantor hereunder or (ii) pursue rights and remedies under the Notes, the Purchase Agreement, the Security Agreement or any other Transaction Document.

19.              Time of Essence. Time shall be of the essence in this Guarantee with respect to all of the Guarantors’ obligations hereunder.

20.              Execution. This Guarantee may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.

21.              Entire Agreement. This Guarantee embodies the entire agreement between Creditors, respectively, and Guarantors with respect to the guaranty by Guarantors of the Guaranteed Obligations of the Company. This Guarantee supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations of the Company. No condition or conditions precedent to the effectiveness of this Guarantee exist. This Guarantee shall be effective upon execution by Guarantor and delivery to Creditors. This Guarantee may not be modified, amended or superseded except in a writing signed by the Creditors and Guarantors referencing this Guarantee by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. The Transaction Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

22.              WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY GUARANTOR AND CREDITORS MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS GUARANTEE AND ANY OTHER TRANSACTION DOCUMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTEE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH GUARANTOR, AND EACH GUARANTOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTEE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

23.              Consent to Jurisdiction. Each Guarantor irrevocably submits generally and unconditionally for itself and in respect of its property to the nonexclusive jurisdiction of the federal and state courts located in Wilmington, Delaware over any suit, action or proceeding arising out of, or relating to, this Guarantee, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that such Guarantor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claims that any such suit, action or proceeding is brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each Guarantor and may be enforced in any court in which any Guarantor is subject to jurisdiction, by a suit upon such judgment provided that service of process is effected such Guarantor as provided in the Transaction Documents or as otherwise permitted by applicable legal requirements. Each Guarantor hereby releases, to the extent permitted by applicable legal requirements, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which such Guarantor may otherwise be entitled under the laws of the United States of America or of any state of possession of the United States of America now in force and which may hereinafter be enacted. The authority and power to appear for and enter judgment against any Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as Creditors shall deem necessary and desirable, for all of which this Guarantee shall be sufficient warrant.

24.              Waivers.

(a)               Each Guarantor hereby agrees that no Creditor’s rights or remedies nor any Guarantor’s obligations under the terms of this Guarantee shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of each Guarantor under this Guarantee shall be absolute and unconditional irrespective of (and each Guarantor hereby waives any rights or protections related to):

(i)               any limitation of liability or recourse in any other Transaction Document or arising under any law;

(ii)              any claim or defense that this Guarantee was made without consideration or is not supported by adequate consideration;

(iii)             the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations of the Company;

(iv)             any homestead exemption or any other similar exemption under applicable legal requirements and each Guarantor hereby waives the benefit of any such exemption as to the Guaranteed Obligations of the Company;

(v)              any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations of the Company, including any impairment of any Guarantor’s recourse against any Person or collateral;

(vi)            whether express or by operation of law, any partial release of the liability of any Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Creditors covering all or any part of the Guaranteed Obligations of the Company, any complete or partial release of any one or more of such Guarantors under any such other guaranty, or any complete or partial release or settlement of the Company or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations of the Company;

(vii)            the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, amalgamation, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of the Company or any other party at any time liable for the payment or performance of any or all of the Guaranteed Obligations of the Company;

(viii)           either with or without notice to or consent of Guarantors: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Obligations of the Company and/or any of the Transaction Documents;

(ix)             any neglect, lack of diligence, delay, omission, failure, or refusal of Creditors to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations of the Company, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Transaction Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations of the Company;

(x)               any failure of Creditors to notify Guarantors of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations of the Company or any part thereof, or of any Transaction Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Creditors against the Company or any security or other recourse, or of any new agreement between Creditors and the Company, it being understood that no Creditor shall be required to give Guarantors any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations of the Company, any and all rights to notice any Guarantor may have otherwise had being hereby waived by each Guarantor, and each Guarantor shall be responsible for obtaining for itself information regarding the Company, including, but not limited to, any changes in the business or financial condition of the Company, and each Guarantor acknowledges and agrees that no Creditors shall have any duty to notify any Guarantor of any information which Creditors may have concerning the Company;

(xi)             if for any reason any Creditor is required to refund any payment by the Company to any other party liable for the payment or performance of any or all of the Guaranteed Obligations of the Company or pay the amount thereof to someone else;

(xii)             the making of advances by any Creditor to protect its interest in the collateral under the Security Documents (the “Collateral”), preserve the value of the Collateral or for the purpose of performing any term or covenant contained in any of the Transaction Documents;

(xiii)            the existence of any claim, counterclaim, set off, recoupment, reduction or defense based upon any claim or other right that any Guarantor may at any time have against the Company, Creditor, or any other Person, whether or not arising in connection with this Guarantee, the Purchase Agreement, the Notes or any other Transaction Document;

(xiv)           the unenforceability of all or any part of the Guaranteed Obligations of the Company against the Company, whether because the Guaranteed Obligations of the Company exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations of the Company, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Transaction Documents, or because the Company has any valid defense, claim or offset with respect thereto, or because the Company’s obligations under the Transaction Documents cease to exist by operation of law, or because of any other reason or circumstance, it being agreed that each Guarantor shall remain liable hereon regardless of whether the Company or any other Person be found not liable on the Guaranteed Obligations of the Company, or any part thereof, for any reason (and regardless of any joinder of the Company or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations of the Company);

(xv)            any order, ruling or plan of reorganization emanating from proceedings under any bankruptcy or similar insolvency laws with respect to the Company or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations of the Company, whether or not consented to by Creditors; and/or

(xvi)           any partial or total transfer, pledge and/or reconstitution of the Company and/or any direct or indirect owner of the Company (regardless of whether the same is permitted under the Transaction Documents).

(b)               This Guarantee shall be effective as a waiver of, and each Guarantor hereby expressly waives:

(i)                any and all rights to which any Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Creditors to take prior recourse or proceedings against any collateral, security or Person whatsoever;

(ii)               any other circumstance that may constitute a defense of the Company or any Guarantor hereunder and/or under the other Transaction Documents; and

(iii)              any right and/or requirement of or related to notice, presentment, protest, notice of protest, further notice of nonpayment, notice of dishonor, default, nonperformance, intent to accelerate, acceleration, existence of the Obligations and/or any amendment or modification of the Obligations.

25.              Representations, Warranties and Covenants of Guarantors and the Company. Each Guarantor hereby makes the following representations and warranties as of the date hereof or as of the date such Guarantor joins this Guarantee:

(a)               Organization and Qualification. Such Guarantor is duly organized, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 1 attached hereto, with the requisite corporate or other power and authority to own and use its properties and assets and to carry on its business as currently conducted. Such Guarantor is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guarantee in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of such Guarantor or (z) adversely impair in any material respect such Guarantor’s ability to perform fully on a timely basis its obligations under this Guarantee.

(b)               Authorization; Enforcement. Such Guarantor has the requisite corporate or other power and authority to enter into and to consummate the transactions contemplated by this Guarantee, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by such Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action on the part of such Guarantor. This Guarantee has been duly executed and delivered by such Guarantor and constitutes the valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)               No Conflicts. There is no existing event of default, and no event has occurred which with the passage of time or the giving of notice or both will constitute an event of default, under any agreement to which such Guarantor is a party, the effect of which event of default will impair performance by such Guarantor of such Guarantor’s obligations pursuant to and as contemplated by the terms of this Guarantee, and neither the execution and delivery of this Guarantee nor compliance with the terms and provisions hereof (i) will violate any presently existing provision of law or any presently existing regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or (ii) will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of such Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which such Guarantor is a party or by which such Guarantor or any of such Guarantor’s property may be subject, or in the event of any such conflict, the required consent or waiver of the other party or parties thereto has been validly granted, is in full force and effect, is valid and sufficient therefor and has been approved in writing by Creditors, in each case, other than any violation or conflict (except with respect to any Guarantor’s Organizational Documents (as defined in the Security Agreement)) which would not reasonably be expected to result in a material adverse effect.

(d)               Consents and Approvals. Such Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by such Guarantor of this Guarantee.

(e)               Action. There are no actions, suits or proceedings pending or threatened in writing against such Guarantor before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind that will adversely affect performance by such Guarantor of such Guarantor’s obligations pursuant to and as contemplated by the terms and provisions of this Guarantee.

(f)                Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to each Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Investor shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 25, be deemed to be a reference to such Guarantor’s knowledge.

(g)               Each of the representations and covenants of and/or relating to such Guarantor set forth in the other Transaction Documents are hereby re-made by such Guarantor and incorporated herein by reference as if fully set forth herein.

26.              Additional Guarantors. The Company and each Guarantor shall cause each of its Subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

27.              Creditors. Any reference to an action that may be taken or not taken by “Creditors” in this Agreement shall be deemed to be a reference to an action that may be taken or not taken by the Agent or the Required Holders, as applicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Guarantors have duly executed this Subsidiary Guarantee as of the date first written above.

GUARANTORS:

NEW ERA HELIUM CORP.

By:	/s/ E. Will Gray II
Name: E. Will Gray II
Title:

SOLIS PARTNERS LLC

By:	/s/ Joel G. Solis
Name: Joel G. Solis
Title: Manager

NEH MIDSTREAM LLC

By:	/s/ E. Will Gray II
Name: E. Will Gray II
Title: Managing Member

[Signature Page to Subsidiary Guarantee]

Acknowledged and agreed:

COMPANY:

NEW ERA HELIUM INC.

By:	/s/ E. Will Gray II
Name: E. William Gray II
Title: Chief Executive Officer

[Signature Page to Subsidiary Guarantee]

SCHEDULE 1

GUARANTORS

Name	State of Incorporation/Formation	Notice Address
New Era Helium Corp.	Nevada	4501 Santa Rosa Drive, Midland, TX 79707
Solis Partners LLC	Texas	4501 Santa Rosa Drive, Midland, TX 79707
NEH Midstream LLC	Texas	4501 Santa Rosa Drive, Midland, TX 79707

ANNEX 1

to

SUBSIDIARY GUARANTEE

ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT, dated as of , ____________, is made by _______________________________, a ________________ (the “Additional Guarantor”), in favor of the Creditors. All capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

W I T N E S S E T H :

WHEREAS, New Era Helium Corp., and together with its successors and assigns, (collectively, the “Guarantors”, and each, a “Guarantor”) have entered into a Subsidiary Guarantee dated as of December 6, 2024 (amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of Creditors;

WHEREAS, the Transaction Documents require the Additional Guarantor to become a party to the Guarantee; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee.

NOW, THEREFORE, IT IS AGREED

1.                  Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 26 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Schedule 1 hereto is hereby added to the information set forth in Schedule 1 to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 25 of the Guarantee is true and correct on and as the date hereof as to such Additional Guarantor (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.                  Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

Schedule 1

ADDITIONAL GUARANTOR

Name	State of Incorporation/Formation	Notice Address